United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 18, 2025

Date of Report (Date of earliest event reported)

Armlogi Holding Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-42099	92-0483179
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20301 East Walnut Drive North Walnut, California	91789
(Address of Principal Executive Offices)	(Zip Code)

(888) 691-2911

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BTOC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Armlogi Holding Corp. (the “Company”) is filing an amendment to its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 21, 2025 (the “Original Form 8-K”) to correct an inadvertent error contained therein regarding the Item 1.01.

Item 1.01 Entry into a Material Definitive Agreement

Due to a misunderstanding between the Company and YA II PN, LTD., a Cayman Islands exempt limited company (the “Investor”), the Company filed the Original Form 8-K incorrectly stating that it had entered into an omnibus amendment (the “Omnibus Amendment”) with the Investor, to amend the Standby Equity Purchase Agreement (“SEPA”), the registration rights agreement (the “Registration Rights Agreement”), and other related transaction documents, originally executed between the Company and the Investor on November 26, 2024.

Upon further review, however, it has been determined that no such Omnibus Amendment was executed. Accordingly, the original SEPA, the Registration Rights Agreement, and other related transaction documents, remain in full force and effect without modification. Copies of the original SEPA, the Registration Rights Agreement, and other related transaction documents were previously filed as Exhibits 10.1 through 10.4 to the Company’s Current Report on Form 8-K on November 26, 2024, and are incorporated herein by reference.

Item 9.01 Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2025

Armlogi Holding Corp.

By:	/s/ Aidy Chou
Name:	Aidy Chou
Title:	Chief Executive Officer

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